As filed with the Securities and Exchange Commission on March 15, 2010

Registration No. 333-127272

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4
to
REGISTRATION STATEMENT ON FORM S-1
on
REGISTRATION STATEMENT ON FORM S-3
UNDER
THE SECURITIES ACT OF 1933

HIGHBURY FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	20-3187008 (I.R.S. Employer Identification No.)

999 Eighteenth Street, Suite 3000
Denver, CO 80202
(303) 357-4802
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard S. Foote
President and Chief Executive Officer
Highbury Financial Inc.
999 Eighteenth Street, Suite 3000
Denver, CO 80202
(303) 357-4802
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies of all communications to:

Floyd I. Wittlin, Esq.
Laurie A. Cerveny, Esq.
Bingham McCutchen LLP
399 Park Avenue
New York, NY 10022-4689
(212) 705-7000
(212) 752-5378 - Facsimile

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer ☐
Non-Accelerated Filer	☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE - DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to Registration Statement No. 333-127272 to Form S-1 on Form S-3 and is being filed to deregister any remaining unsold securities of Highbury Financial Inc. (“Highbury”) as follows:

•	6,067,680 unsold shares of common stock, $0.0001 par value, underlying the warrants included in the units sold to investors in Highbury’s initial public offering;

•	336,667 unsold units underlying the unit purchase option (the “UPO”) issued to the underwriters of Highbury’s initial public offering;

•	336,667 unsold shares of common stock included in the units underlying the UPO;

•	673,334 unsold warrants included in the units underlying the UPO; and

•	673,334 unsold shares of common stock underlying the warrants included in the units underlying the UPO.

As of January 25, 2010, 9,418,986 shares of common stock had been issued upon exercise of Highbury’s warrants. The remaining warrants expired unexercised at 5:00 p.m. New York time on January 25, 2010.  On January 26, 2010, Highbury filed a Form 15 deregistering the warrants, units and unit purchase option.

Pursuant to the undertakings contained in Registration Statement No. 333-127272 to remove from registration, by means of a Post-Effective Amendment, any securities which remain unsold at the termination of the offering, Highbury is filing this Post-Effective Amendment to Registration Statement No. 333-127272 to Form S-1 on Form S-3 to deregister the above unsold securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 4 to Form S-1 on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to Form S-1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 12, 2010.

HIGHBURY FINANCIAL INC.

By:	/s/ Richard S. Foote
Richard S. Foote
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to Form S-1 on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ R. Bruce Cameron	Chairman of the Board	March 12, 2010
R. Bruce Cameron

	President and Chief Executive Officer and Director (principal executive officer)	March 12, 2010
/s/ Richard S. Foote
Richard S. Foote

	Executive Vice President, Chief Financial Officer and Secretary (principal financial and accounting officer)	March 12, 2010
/s/ R. Bradley Forth
R. Bradley Forth

/s/ Aidan J. Riordan	Director	March 12, 2010
Aidan J. Riordan

/s/ Hoyt Ammidon Jr.	Director	March 13, 2010
Hoyt Ammidon Jr.

/s/ Stuart D. Bilton	Director	March 12, 2010
Stuart D. Bilton

/s/ Kenneth C. Anderson	Director	March 12, 2010
Kenneth C. Anderson

/s/ John D. Weil	Director	March 12, 2010
John D. Weil

/s/ Theodore M. Leary Jr.	Director	March 12, 2010
Theodore M. Leary Jr.